Exhibit 99.1

Applied Optoelectronics Reports Third Quarter 2021 Results

Sugar Land, Texas, November 4, 2021 – Applied Optoelectronics, Inc. (NASDAQ: AAOI), a leading provider of fiber-optic access network products for the internet datacenter, cable broadband, telecom and fiber-to-the-home (FTTH) markets, today announced financial results for its third quarter 2021 ended September 30, 2021.

“Demand trends played out largely as we expected in the third quarter,” said Dr. Thompson Lin, Applied Optoelectronics Inc. Founder, President and Chief Executive Officer. “We are encouraged by the continued strength we are seeing in our CATV business and the sequential uptick in datacom, as well as nine design wins across our business in the quarter. As expected, some component shortages impacted our business in the third quarter, and this is expected to continue to be a factor in the fourth quarter, but we believe the demand drivers remain favorable for us and anticipate easing of these supply constraints in the future.”

Third Quarter 2021 Financial Summary

•	Total revenue was $53.3 million, compared with $76.6 million in the third quarter of 2020 and $54.2 million in the second quarter of 2021.

•	GAAP gross margin was 15.3%, compared with 25.0% in the third quarter of 2020 and 19.9% in the second quarter of 2021. Non-GAAP gross margin was 19.9%, compared with 27.4% in the third quarter of 2020 and 25.0% in the second quarter of 2021.

•	GAAP net loss was $15.8 million, or $0.58 per basic share, compared with net loss of $9.6 million, or $0.42 per basic share, in the third quarter of 2020, and a net loss of $8.2 million, or $0.31 per basic share, in the second quarter of 2021.

•	Non-GAAP net loss was $5.3 million, or $0.20 per basic share, compared with non-GAAP net loss of $1.4 million, or $0.06 per basic share in the third quarter of 2020, and a non-GAAP net loss of $4.1 million, or $0.15 per basic share in the second quarter of 2021.

A reconciliation between all GAAP and non-GAAP information referenced above for the third quarters of 2021 and 2020 is contained in the tables below. Please also refer to “Non-GAAP Financial Measures” below for a description of these non-GAAP financial measures.

Fourth Quarter 2021 Business Outlook (+)

For the fourth quarter of 2021, the company currently expects:

•	Revenue in the range of $51 million to $55 million.
•	Non-GAAP gross margin in the range of 18.5% to 20.0%.
•	Non-GAAP net loss in the range of $5.5 million to $6.6 million, and non-GAAP loss per share in the range of $0.20 to $0.24 using approximately 27.4 million shares.

(+) Please refer to the note below on forward-looking statements and the risks involved with such statements as well as the note on non-GAAP financial measures.

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Conference Call Information

The company will host a conference call and webcast for analysts and investors on November 4, 2021 to discuss its third quarter 2021 results and outlook for its fourth quarter 2021 at 4:30 p.m. Eastern time / 3:30 p.m. Central time. Open to the public, investors may access the call by dialing 844-890-1794 (domestic) or 412-717-9586 (international). A live audio webcast of the conference call along with supplemental financial information will also be accessible on the company's website at investors.ao-inc.com. Following the webcast, an archived version will be available on the website for one year. A telephonic replay of the call will be available one hour after the call and will run for five business days and may be accessed by dialing 877-344-7529 (domestic) or 412-317-0088 (international) and entering passcode 10160446.

Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "could," "would," "target," "seek," "aim," "predicts," "think," "objectives," "optimistic," "new," "goal," "strategy," "potential," "is likely," "will," "expect," "plan" "project," "permit" or by other similar expressions that convey uncertainty of future events or outcomes. These statements include management’s beliefs and expectations related to our outlook for the fourth quarter of 2021. Such forward-looking statements reflect the views of management at the time such statements are made. These forward-looking statements involve risks and uncertainties, as well as assumptions and current expectations, which could cause the company's actual results to differ materially from those anticipated in such forward-looking statements. These risks and uncertainties include but are not limited to: the impact of the COVID-19 pandemic on our business and financial results; reduction in the size or quantity of customer orders; change in demand for the company's products due to industry conditions; changes in manufacturing operations; volatility in manufacturing costs; delays in shipments of products; disruptions in the supply chain; change in the rate of design wins or the rate of customer acceptance of new products; the company's reliance on a small number of customers for a substantial portion of its revenues; potential pricing pressure; a decline in demand for our customers' products or their rate of deployment of their products; general conditions in the internet datacenter, cable television (CATV) broadband, telecom, or fiber-to-the-home (FTTH) markets; changes in the world economy (particularly in the United States and China); changes in the regulation and taxation of international trade, including the imposition of tariffs; changes in currency exchange rates; the negative effects of seasonality; and other risks and uncertainties described more fully in the company's documents filed with or furnished to the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021. More information about these and other risks that may impact the company's business are set forth in the "Risk Factors" section of the company's quarterly and annual reports on file with the Securities and Exchange Commission. You should not rely on forward-looking statements as predictions of future events. All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. Except as required by law, we assume no obligation to update forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in the company's expectations.

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Non-GAAP Financial Measures

We provide non-GAAP gross margin, non-GAAP net income (loss), and non-GAAP earnings per share to eliminate the impact of items that we do not consider indicative of our overall operating performance. To arrive at our non-GAAP gross margin, we exclude stock-based compensation expense, expenses associated with discontinued products, and non-recurring (income) expenses, if any, from our GAAP gross margin. To arrive at our non-GAAP net income (loss), we exclude all amortization of intangible assets, stock-based compensation expense, non-recurring expenses, unrealized foreign exchange gain (loss), losses from the disposal of idle assets, if any, non-GAAP tax expenses (benefits), and expenses associated with discontinued products, if any, from our GAAP net income (loss). Included in our non-recurring expenses in Q3 2021 and Q3 2020 are certain one-time legal (if any) and consulting fees (if any) and employee severance expenses (if any). Also included in our non-recurring (income) expenses in Q3 2020, but not in 2021, were a one-time customer reimbursement of certain incurred expenses, and non-recurring government subsidy income in our Taiwan subsidiary due to COVID-19. In computing our non-GAAP income tax expense (benefit), we have applied an estimate of our annual effective income tax rate and applied it to our net income before income taxes. Our non-GAAP earnings per share is calculated by dividing our non-GAAP net income by the fully diluted share count (for periods in which non-GAAP net income is positive) or basic share count (for periods in which our non-GAAP net income is negative). We believe that our non-GAAP measures are useful to investors in evaluating our operating performance for the following reasons:

•	We believe that elimination of items such as amortization of intangible assets, stock-based compensation expense, non-recurring revenue and expenses, losses from the disposal of idle assets, unrealized foreign exchange gain or loss, unamortized debt issuance costs associated with the extinguishment of debt, and depreciation on certain equipment undergoing reconfiguration is appropriate because treatment of these items may vary for reasons unrelated to our overall operating performance;
•	We believe that elimination of expenses associated with discontinued products, including depreciation and inventory obsolescence is appropriate because these expenses are not indicative of our ongoing operations;
•	We believe that estimating non-GAAP income taxes allows comparison with prior periods and provides additional information regarding the generation of potential future deferred tax assets;
•	We believe that non-GAAP measures provide better comparability with our past financial performance, period-to-period results and with our peer companies, many of which also use similar non-GAAP financial measures; and
•	We anticipate that investors and securities analysts will utilize non-GAAP measures as a supplement to GAAP measures to evaluate our overall operating performance.

A reconciliation of our GAAP net income (loss) and GAAP earnings (loss) per share for the quarter ended September 30, 2021 to our non-GAAP net income (loss) and earnings (loss) per share is provided below, together with corresponding reconciliations for the quarter period ended September 30, 2020.

Non-GAAP measures should not be considered as an alternative to net income (loss), earnings (loss) per share, or any other measure of financial performance calculated and presented in accordance with GAAP. Our non-GAAP measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate such other non-GAAP measures in the same manner. We have not reconciled the non-GAAP measures included in our guidance to the appropriate GAAP financial measures because the GAAP measures are not readily determinable on a forward-looking basis. GAAP measures that impact our non-GAAP financial measures may include stock-based compensation expense, non-recurring expenses, amortization of intangible assets, unrealized exchange loss (gain), asset impairment charges, and loss (gain) from disposal of idle assets. These GAAP measures cannot be reasonably predicted and may directly impact our non-GAAP gross margin, our non-GAAP net income and our non-GAAP fully-diluted earnings per share, although changes with respect to certain of these measures may offset other changes. In addition, certain of these measures are out of our control. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

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About Applied Optoelectronics

Applied Optoelectronics Inc. (AOI) is a leading developer and manufacturer of advanced optical products, including components, modules and equipment. AOI's products are the building blocks for broadband fiber access networks around the world, where they are used in the internet datacenter, CATV broadband, telecom and FTTH markets. AOI supplies optical networking lasers, components and equipment to tier-1 customers in all four of these markets. In addition to its corporate headquarters, wafer fab and advanced engineering and production facilities in Sugar Land, TX, AOI has engineering and manufacturing facilities in Taipei, Taiwan and Ningbo, China. For additional information, visit www.ao-inc.com.

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Investor Relations Contacts:

The Blueshirt Group, Investor Relations

Lindsay Savarese

Office: (212) 331-8417

ir@ao-inc.com

Monica Gould

+1-212-871-3927

ir@ao-inc.com

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Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30, 2021	December 31, 2020

ASSETS
CURRENT ASSETS
Cash, Cash Equivalents and Restricted Cash	$48,897	$50,114
Accounts Receivable, Net	43,942	43,042
Notes receivable	8,505	401
Inventories	94,507	110,397
Prepaid Income Tax	2	2
Prepaid Expenses and Other Current Assets	4,717	5,213
Total Current Assets	200,570	209,169

Property, Plant And Equipment, Net	242,452	252,984
Land Use Rights, Net	5,790	5,854
Right of Use Asset	7,342	7,817
Intangible Assets, Net	3,877	3,999
Other Assets	2,493	982
TOTAL ASSETS	$462,524	$480,805

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts Payable	$28,333	$29,482
Accrued Expenses	16,204	18,511
Current Lease Liability	1,063	1,030
Bank Acceptance Payable	6,481	15,860
Current Portion of Notes Payable and Long Term Debt	41,254	38,265
Total Current Liabilities	93,335	103,148

Notes Payable and Long Term Debt	19,271	13,904
Convertible Senior Notes	78,472	77,854
Other Long-Term Liabilities	7,478	8,008
TOTAL LIABILITIES	198,556	202,914

STOCKHOLDERS' EQUITY
TOTAL STOCKHOLDERS' EQUITY	263,968	277,891

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$462,524	$480,805

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Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue
Datacenter	$23,929	$55,336	$72,259	$141,133
CATV	23,101	11,642	69,339	22,007
Telecom	5,148	8,870	12,959	17,600
FTTH	62	67	784	69
Other	1,027	693	1,816	1,489
Total Revenue	53,267	76,608	157,157	182,298

Total Cost of Goods Sold	45,143	57,418	127,537	143,034

Total Gross Profit	8,124	19,190	29,620	39,264

Operating Expenses:
Research and Development	10,149	11,206	31,990	32,567
Sales and Marketing	2,783	4,491	8,576	10,858
General and Administrative	10,645	10,272	32,195	31,520
Total Operating Expenses	23,577	25,969	72,761	74,945

Operating Loss	(15,453)	(6,779)	(43,141)	(35,681)

Other Income (Expense):
Interest Income	17	26	49	220
Interest Expense	(1,359)	(1,480)	(4,158)	(4,424)
Other Income	999	1,137	7,411	2,078
Foreign Exchange Gain (Loss)	(1)	(271)	217	18
Total Other Expense:	(344)	(588)	3,519	(2,108)

Net loss before Income Taxes	(15,797)	(7,367)	(39,622)	(37,789)

Income Tax Expense	–	(2,249)	–	(7,224)

Net loss	$(15,797)	$(9,616)	$(39,622)	$(45,013)
Net loss per share attributable to common stockholders
basic	$(0.58)	$(0.42)	$(1.48)	$(2.12)
diluted	$(0.58)	$(0.42)	$(1.48)	$(2.12)

Weighted-average shares used to compute net loss per share attributable to common stockholders
basic	27,097	22,744	26,791	21,276
diluted	27,097	22,744	26,791	21,276

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Applied Optoelectronics, Inc.

Reconciliation of Statements of Operations under GAAP and Non-GAAP

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
GAAP total gross profit (a)	$8,124	$19,190	$29,620	$39,264
Share-based compensation expense	222	229	689	712
Non-recurring expense	52	–	88	972
Expenses associated with discontinued products	2,220	1,566	5,970	2,997
Non-GAAP total gross profit (a)	10,618	20,985	36,367	43,945

GAAP net loss	(15,797)	(9,616)	(39,622)	(45,013)
Amortization of intangible assets	146	146	449	431
Share-based compensation expense	3,130	3,265	8,922	9,804
Non-recurring (income) expense	17	(1,033)	(5,727)	(227)
Expenses associated with discontinued products	2,220	1,566	5,971	2,997
Non-cash expenses associated with discontinued products	1,235	495	3,662	2,704
Unrealized exchange loss (gain)	331	(61)	1,041	(188)
Non-GAAP tax benefit	3,427	3,819	10,365	14,297
Non-GAAP net loss	(5,291)	(1,419)	(14,939)	(15,195)

GAAP diluted net loss per share	$(0.58)	$(0.42)	$(1.48)	$(2.12)
Amortization of intangible assets	0.01	0.01	0.02	0.02
Share-based compensation expense	0.11	0.14	0.33	0.46
Non-recurring (income) expense	0.00	(0.05)	(0.22)	(0.01)
Expenses associated with discontinued products	0.08	0.07	0.22	0.14
Non-cash expenses associated with discontinued products	0.04	0.02	0.14	0.13
Unrealized exchange loss (gain)	0.01	(0.00)	0.04	0.00
Non-GAAP tax benefit	0.13	0.17	0.39	0.67
Non-GAAP diluted net loss per share	$(0.20)	$(0.06)	$(0.56)	$(0.71)

Shares used to compute diluted loss per share	27,097	22,744	26,791	21,276
Shares used to compute diluted earnings per share	27,097	22,744	26,791	21,276

(a) Provided for the purpose of calculating gross profit as a percentage of revenue (gross margin).

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